We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to Registration Statement No. 333-11355 of Mity-Lite, Inc. on Form S-8 of our report dated May 4, 1999, appearing and incorporated by reference in the Annual Report on Form 10-K of Mity-Lite, Inc. for the year ended March 31, 1999.

Crowe, Chizek and Company LLP
Elkhart, Indiana
June 14, 1999